SALE OF SHARES AGREEMENT

1 PARTIES

1.1 The parties to this agreement are –

1.1.1 **Coin Security Group (Pty) Ltd**;

1.1.2 **Global Axcess Corp**; and

1.1.3 **Cash Axcess Corporation (Pty) Ltd**.

1.2 The parties agree as set out below.

2 INTERPRETATION

2.1 In this agreement, unless inconsistent with or otherwise indicated by the context –

2.1.1 "**the Act**" means the Companies Act, No 61 of 1973, as amended from time to time;

2.1.2 "**the/this agreement**" means the agreement contained in this document including all appendices (if any) hereto;

2.1.3 "**ATM**" means an automated teller machine;

2.1.4 "**the business**" means the business conducted by the company from time to time, being the importing of ATMs, selling or otherwise installing such ATMs to or with customers, and participating in the transaction fees imposed on ATM transactions processed through ATMs supplied by the company;

2.1.5 "**business day**" means a day which is not a Saturday, Sunday or official public holiday in the Republic of South Africa;

2.1.6 "**CAX software**" means the following elements comprising the software:

2.1.6.1 Terminal Manager;

2.1.6.2 Cash Expense Module;

2.1.6.3 PL Calculator;

2.1.6.4 PL Profiler;

2.1.6.5 Tran Query;

2.1.6.6 Bin Group Updater;

2.1.6.7 Commission Module;

2.1.6.8 Settlement File Generator;

2.1.6.9 Transaction Import Module;

2.1.7 **"the claims"** means all and any claims of whatsoever nature and howsoever arising, both in contract and in delict, actual and contingent which the seller has against the company as at the closing date in a sum of not less than R2 417 971-00 (two comma four one seven nine seven one million Rand);

2.1.8 **"the closing date"** means the first business day subsequent to the date upon which all the suspensive conditions are fulfilled or waived, as the case may be;

2.1.9 **"the company"** means Cash Axcess Corporation (Proprietary) Limited(registration number 2004/023354/07), a private company duly incorporated in accordance with the laws of the Republic of South Africa;

2.1.10 **"the documents of title"** means collectively ~

2.1.10.1 certificates in respect of the sale shares;

2.1.10.2 transfer forms in respect of the sale shares, duly completed and signed by the registered holders of the sale shares in accordance with the memorandum and articles of association of the company, dated not more than three days prior to the signature date and blank as to transferee;

2.1.10.3 a resolution by the board of directors of the company authorising the sale of the sale shares to the purchaser;

2.1.10.4 a cession by the seller of the claims to the purchaser;

2.1.11 **"the effective date"** means, notwithstanding the signature date, the 1st of September 2006;

2.1.12 **"the equity"** means collectively, the sale shares and claims of the seller;

2.1.13 **"Escrow Attorneys"** means the attorneys appointed by the purchaser and approved by the seller in South Africa, to hold the payment, as referred to in 7.1.2 below in escrow;

2.1.14 **"Funding Agreement"** means the Subscription, Funding, Subordination and Option Agreement entered into by and between the seller, the company and VenFin, a copy of which is attached hereto as **Appendix "C"**;

2.1.15 **"Funding Addendum Agreement"** means the written addendum, as provided for in 4.1.1.3 below, to be concluded by and between the company, the seller and VenFin to amend the Funding Agreement to the extend that clauses 7, 8, 9 and 11 are deemed and considered deleted and removed *in toto*, with effect as from the effective date, as defined in this agreement;

2.1.16 **"GAX software"** means the following elements comprising the software:

2.1.16.1 Cash Manager;

2.1.16.2 Customer Service Work Order Manager;

2.1.17 **"law"** means any law of general application and includes the common law and any statute, constitution, decree, treaty, regulation, directive, ordinance, by-law, order or any other enactment or legislative measure of government (including local and provincial government), or a statutory or regulatory body which has the force of law;

2.1.18 **"May Unaudited Financial Statements"** means the unaudited financial statements of the company for the period ending the 31st of May 2006, reflecting the full, proper and complete implementation and execution of the provisions of the Funding Agreement, as between the seller, the company and VenFin, a copy of which is attached hereto as **Appendix "A"** and initial by the parties for identification purposes;

2.1.19 **"the parties"** means the parties referred to in 1.1;

2.1.20 **"person"** means any person, company, close corporation, trust, partnership or other entity whether or not having separate legal personality;

2.1.21 **"the purchase price"** means the purchase price of the sale shares and claims referred to in 6.2 below;

2.1.22 **"the purchaser"** means Coin Security Group (Pty) Ltd, a private company duly incorporated in accordance with the laws of the Republic of South Africa;

2.1.23 **"the sale shares"** means 200 (two hundred) ordinary shares as held by the seller in the company, comprising 50% (fifty per centum) of the entire issued share capital of company as at the closing date;

2.1.24 **"the seller"** means Global Axcess Corp (tax identity number 880199674), a company duly incorporated in accordance with the laws of the state of Nevada, United States of America;

2.1.25 **"signature date"** means the date on which this agreement is signed by the party signing last in time;

2.1.26 **"Shareholders' Agreement"** means the Shareholders' Agreement of the company, entered into by and between the seller, the company and VenFin, a copy of which is attached hereto as **Appendix "B"**;

2.1.27 **"sale transaction"** means the sale transaction recorded in this agreement;

2.1.28 **"suspensive conditions"** means the suspensive conditions to this agreement as stipulated in 4 below;

2.1.29 **"VenFin"** means Industrial Electronic Investments Limited (registration number 1979/001237/07), a public company duly incorporated in accordance with the laws of the Republic of South Africa;

2.1.30 **"the warranties"** means the warranties given by the seller to the purchaser in terms of clause 9 of this agreement;

2.1.31 **"writing"** (or words of similar meaning) means legible writing and in English and excludes any form of electronic communication contemplated in the Electronic Communications and Transactions Act, 25 of 2002;

2.1.32 any reference to –

2.1.32.1 the singular includes the plural and vice versa;

2.1.32.2 natural persons includes juristic persons and vice versa;

2.1.32.3 any one sex or gender includes the other sexes or genders, as the case may be;

2.1.32.4 any law means the relevant enactment or legislative measure as at the date of signature of this agreement and as amended or re-enacted from time to time;

2.1.32.5 a party includes a reference to that party's successors in title and assigns allowed at law.

2.2 The words "**shall**" and "**will**" and "**must**" used in the context of any obligation or restriction imposed on a party have the same meaning.

2.3 The clause headings in this agreement have been inserted for convenience only and shall not be taken into account in its interpretation.

2.4 Words and expressions defined in any sub-clause shall, for the purpose of the clause of which that sub-clause forms part, bear the meaning assigned to such words and expressions in that sub-clause.

2.5 If any provision in a definition is a substantive provision conferring rights or imposing obligations on any party, effect shall be given to that provision as if it were a substantive clause in the body of the agreement, notwithstanding that it is only contained in the interpretation clause.

2.6 If any period is referred to in this agreement by way of a reference to a number of days or weeks or months or other intervals, the period shall be reckoned exclusively of the 1st (first) day and inclusively of the last day of the relevant interval, unless the last day falls on a day which is not a business day, in which case the last day shall be the next succeeding business day.

2.7 If the due date for performance of any obligation in terms of this agreement is a day, which is not a business day then (unless otherwise stipulated) the due date for performance of the relevant obligation shall be the immediately preceding business day.

2.8 If any obligation or act is required to be performed on a particular day it shall be performed (unless otherwise stipulated) by 16h00 (local time at the place where the obligation or act is required to be performed) on that day.

2.9 If amounts or figures are specified in numerals and in words and if there is any discrepancy between the numerals and the words then the words shall apply.

2.10 No provision of this agreement shall (unless otherwise stipulated) constitute a stipulation for the benefit of any person (*stipulatio alteri*) who is not a party to this agreement.

2.11 The rule of construction that this agreement shall be interpreted against the party responsible for the drafting of this agreement, shall not apply.

2.12 The use of any expression which is relevant to a process available under South African law (including "liquidation", "winding-up", "insolvency" and "judicial management") shall, if any party to this agreement is subject to the laws of any other jurisdiction, be interpreted as to include any equivalent or similar process under the law of that other jurisdiction.

2.13 This agreement shall be governed, interpreted and enforced in accordance with the laws of the Republic of South Africa from time to time.

3 INTRODUCTION

3.1 The seller, the company and VenFin concluded the Funding Agreement, pursuant to which agreement VenFin *inter alia* subscribed for 50% (fifty per centum) of the entire issued share capital of the company, subject to the terms, conditions and provisions contained therein. The seller remained the beneficial and registered owner of the remaining 50% (fifty per centum) of the entire issued share capital of the company, which shares constitutes the sale shares, as envisaged in this agreement.

3.2 Subsequent to the conclusion and implementation of the Funding Agreement, the financial position of the company is as reflected in the May Unaudited Financial Statement.

3.3 The seller has agreed to sell the equity to the purchaser, which has agreed to purchase the equity from the seller, with effect from the effective date.

3.4 The parties wish to record the terms and conditions of their agreement in writing.

4 SUSPENSIVE CONDITIONS

4.1 The whole of this agreement (other than 1, 2, this clause 4 and 13 to 26, both inclusive, all of which shall be of immediate force and effect) is subject in its entirety to the fulfilment of the following suspensive conditions, namely that:

4.1.1 by no later than the 31st of August 2006 -

4.1.1.1 the purchaser procures and obtains VenFin's written consent to this sale transaction and a written waiver by VenFin of all or any of its rights and entitlement in and to the sale shares and claims (including rights of pre-emption, option or rights requiring the seller to acquire VenFin's shares in the company), as provided for in clause 10 of the Shareholders' Agreement and/or otherwise;

R.B. JW

MP

4.1.1.2 the purchaser and VenFin conclude a new unconditional shareholders' agreement (save to be conditional upon this agreement been concluded and duly implemented), between them as shareholders of the company, upon such terms and conditions acceptable to both the purchaser and VenFin;

4.1.1.3 the company, the seller and VenFin conclude the Funding Addendum Agreement and that the latter agreement becomes unconditional, save to be conditional upon this agreement been executed and duly implemented;

4.1.1.4 the board of the purchaser pass the required resolutions to approve and implement the transaction envisaged in this agreement.

4.2 The seller and purchaser shall use their best endeavours to bring about the fulfilment of the suspensive conditions.

4.3 The parties agree and record that the suspensive conditions contained in 4.1.1.2 and 4.1.1.4 above have been inserted for the benefit of the purchaser, who shall be entitled to waive same in writing by the date stipulated in 4.1.1 above or by such extended date as the parties may agree in writing. No party shall be entitled to waive fulfilment of the suspensive conditions referred to in 4.1.1.1 and 4.1.1.3 above.

4.4 If the suspensive conditions are not fulfilled or waived (as provided for in 4.3 above) by the date indicated in 4.1.1 or by such extended date as the parties may agree in writing, this agreement shall automatically terminate and the parties shall forthwith be restored as near as may be to the position which they would have been in had this agreement not been entered into. No party shall have any claim against any other party pursuant to such non-fulfilment, save for its claim to be restored as contemplated in this clause 4.4 or for a breach of the provisions of 4.2 above.

5 DUE DILIGENCE INVESTIGATION

5.1 The purchaser will be entitled until the date referred to in clause 4.1.1 for the fulfilment of the suspensive conditions, to carry out such accounting, legal and commercial investigations as it may determine into the company, its business, its operations and results, its financial position and its future prospects, and to have access to the senior management and other shareholders of the company for this purpose in order to elicit information from them relating to the investigations.

5.2 Forthwith upon signature of this agreement, the seller will procure that the purchaser and its representatives are given full and unrestricted access to all the books of account, records and all other documents of the company. The seller undertakes to procure that the purchaser is furnished with all such information as may reasonably be required by it

for the purposes of the investigation referred to in this clause. In particular, but without this list being exhaustive, the seller undertakes to procure that Coin is furnished with the following specific information:

5.2.1 all agreements and arrangements to which the company is a party;

5.2.2 all governmental approvals, registrations and filings in respect of the company's business, products and services; and

5.2.3 most recent audited financial statements and management accounts of the company.

5.3 The parties will cooperate with each other, and the seller will procure that its co-shareholders will cooperate with the purchaser fully, in relation to the investigation and the seller will procure that the information and documents required by the purchaser for the purposes of the said investigation are furnished without undue delay.

5.4 In view of the fact that the information to be provided in terms of this clause 5 may be secret and confidential, the purchaser hereby undertakes that it will not at any time disclose confidential information received from or in relation to the company and its business (hereinafter referred to as "the confidential information") to any person or persons whomsoever other than *bona fide* employees or consultants of the purchaser to whom it will in the purchaser's *bona fide* opinion be absolutely necessary to make such disclosure in order to carry out the aforesaid investigation, unless the confidential information becomes known to the purchaser from a third party as a matter of right, or is published or otherwise becomes public property. The purchaser will not use the confidential information for any purpose other than for the purpose of the aforesaid investigation.

6 SALE AND PURCHASE PRICE

6.1 The seller hereby sells the equity, comprising of the sale shares and claims to the purchaser, which hereby purchases the equity from the seller, with effect from the effective date and upon the terms and conditions contained in this agreement, as one indivisible transaction.

6.2 The purchase price of the sale shares and claims shall be US$ 700 000-00 (seven hundred thousand US Dollars), which amount shall be attributed to the claims as to the face value thereof and to the sale shares as to the balance thereof.

7 PAYMENT AND DELIVERY

7.1 The purchaser shall pay to the seller the purchase price in the following manner:

7.1.1 75% (seven five per centum) on the effective date; and

7.1.2 the remaining outstanding balance of the purchase price (i.e. 25%), shall be paid to the Escrow Attorneys on the effective date, to be held by the Escrow Attorneys in trust and escrow, in an interest bearing account, the interest accruing to the purchaser, for a period of 6 (six) months, reckoned as from the effective date, as security for any claims made against the company and/or purchaser in relation to a breach by the seller of any of the warranties within the said period of 6 (six) months. The payment to the Escrow Attorneys, as provided for in this clause 7.1.2 will be made in South African Rand and be held in trust and escrow in South African Rand, but upon expiration of the aforesaid period of 6 (six) months, the outstanding balance due to the seller shall be made to the seller in US dollars. Any currency risks in relation to the conversion of South African Rand to US Dollars, as envisaged in this clause 7.1.2 shall be borne by the purchaser.

7.2 The seller shall deliver the documents of title to the purchaser on the closing date against payment of the instalment referred to in 7.1.1 above.

8 OWNERSHIP, RISK AND BENEFIT

8.1 The risk in and benefit of the sale shares and claims shall pass to the purchaser on the effective date.

8.2 Ownership of the sale shares and claims shall pass to the purchaser on the effective date.

9 WARRANTIES

9.1 The seller hereby give the warranties set out in this clause 9 to the purchaser on the basis that, unless specifically otherwise stated, each such warranty is given as at the signature date, the effective date and the closing date and for the periods between those dates -

9.1.1 the company is a private company, with limited liability duly registered in accordance with the Act and no step will have been taken in respect of the company in terms of Section 73 of the Act;

9.1.2 the authorised share capital of the company is divided into 1 000 (one thousand) ordinary shares with a par value of R1-00 (one Rand) each;

9.1.3 the issued share capital of the company is divided into 400 (four hundred) ordinary shares of R1-00 (one Rand) each;

R.B. [signature]

[initials]

9.1.4 the directors of the company will not be under any obligation (whether contingently upon the exercise of any right or otherwise) to increase, reduce or otherwise alter the company's authorised or issued share capital in any respect;

9.1.5 the register of members of the company correctly reflects the registered owners of the company's shares and no person will have nay right to obtain an order for the rectification of the register of the members of the company;

9.1.6 the seller is the beneficial and true owner of the sale shares and claims and is entitled to transfer ownership thereof to the purchaser, subject to the consent of VenFin, as provided for in 4.1.1.1 above;

9.1.7 the purchaser will, pursuant to the sale and delivery of the sale shares and cession of the claims to it in terms of this agreement, become the true and lawful owner of the sale shares and claims;

9.1.8 the sale shares, when delivered to the purchaser, shall be free of any pledge, lien, hypothec, notarial bond or any encumbrance whatsoever and free of any security interests or right of retention and no agreement has been entered into which may give rise to the sale shares being thus encumbered, save for the provisions of the new shareholders' agreement envisaged in 4.1.1.2 above;

9.1.9 no person has any right of option or allotment in respect of the sale shares and no right nor any call, lien or any other encumbrance exists in respect of the sale shares;

9.1.10 the company is the true and lawful owner of the business and all assets as listed in the May Unaudited Financial Statements;

9.1.11 the company has a register reflecting all of its assets, which register will comply with the provisions of the Act;

9.1.12 the books and records of the business are up to date and have been properly kept according to the law and will be capable of being written up within a reasonable time;

9.1.13 the May Unaudited Financial Statements correctly and fairly reflects the financial position as at the 31st of May 2006 and no significant and/or material changes have occurred or will occur, in relation to the business of the company, as up to the effective date, other than for activities within the ordinary scope of business;

9.1.14 the financial statements and management accounts of the company are correct in all material respects;

LB. [signature]

9.1.15 adequate provision was made in the audited financial statements for obsolete stock, defective goods and for goods purchased at prices higher than the net realisable value thereof;

9.1.16 no person has any right to obtain, including (but without limitation) any option or right of first refusal or right of pre-emption in respect of the business or the assets of the business;

9.1.17 none of the business or the assets of the business is subject to any mortgage, debenture or notarial bond, cession or pledge, or any other encumbrance;

9.1.18 the company owns or has the perpetual right (excluding distribution rights as envisaged in 9.1.33 below and software licensed on a periodic basis) to use all the assets required for the proper conduct of its business;

9.1.19 the seller is the owner of and the company has acquired and has already paid for a perpetual licence to use the GAX software and no person has a right to require either the company or the seller to stop utilising such software, nor will any person be entitled to attach or acquire ownership in such software;

9.1.20 the company is the owner of the intellectual property in the trademark under which it conducts its business but a formal trademark has not yet been registered;

9.1.21 the company has procured and maintained adequate insurance in relation to its business, assets and liabilities, as could be reasonably expected from a company conducting the business conducted by the company.

9.1.22 the company is in possession of all consents, permits and licences necessary for the conduct of the business and its affairs, and the seller is not aware of any facts which may give rise to the cancellation of, or failure to renew, any such licences, permits or consents, or they only being renewed, subject to the imposition of conditions not presently applicable thereto;

9.1.23 the company is not a party to any labour disputes and is not obliged by law, agreement, judgement, or order of court, to reinstate employees that have been dismissed, or will be dismissed;

9.1.24 without derogating from the aforesaid provisions, the business is not party to any legal proceedings or statutory enquiries or investigations other than normal debt collections, if applicable and the seller is not aware of any legal proceedings threatened or instituted against the business or of any facts which are likely to give rise to such proceedings;

R.B. [signature]

9.1.25 no employee, or official of the business is entitled to any exceptional benefits in relation to leave privileges, accumulated leave, payment in lieu of leave, pension, or the like, and none of the terms on which any employee of the business is employed (including without limitation any terms relating to compensation or benefits payable to that employee upon his retrenchment or redundancy), will have been changed since the signature date;

9.1.26 no person will have any right to a pension annuity, gratuity or similar payment from the company as at the signature date or any date thereafter;

9.1.27 the company has complied with all labour laws;

9.1.28 the terms of employment of all employees have been properly and correctly disclosed to the purchaser;

9.1.29 the employees of the company and the obligations of the company to such employees are accurately and completely reflected in **Appendix "D"** hereto;

9.1.30 all and any contractual arrangement to which the company is a party have been properly and correctly disclosed to the purchaser (and to the extend that template or unsigned copies of agreements have been disclosed to the purchaser, the seller warrants that the relevant templates conform in all material respects to the actual signed agreements);

9.1.31 no counter party to any of the company's material agreements has any right to cancel any such agreement before the normal expiry date of such contract;

9.1.32 any verbal agreement to which the company is a party have been fully and correctly disclosed to the purchaser (it being recorded that the company allows Mr Joubert Steyn to occupy of its office space in return for the rendering of financial consulting services and Mr Trevor Green provides software development services to the company as and when requested by the company and at market related rates agreed in advance and on an *ad hoc* basis. The company has entered into negotiations with Mr Grove Steyn for the occupation by Mr Steyn of some of the company's office space at market related rates);

9.1.33 the terms and conditions of the company's distribution agreement with Tidel, all correspondence and verbal arrangements in relation thereto, and any other material fact or circumstance impacting on the terms, validity and/or enforceability of the aforesaid agreement have been properly and correctly disclosed to the purchaser;

9.1.34 Tidel has confirmed that the company has distribution rights in South Africa and is prepared to condone and disregard the company's failure to have complied with performance targets set in terms of the Tidel distribution agreement, prior to the signature date. Tidel has further advised the company verbally that the company's distributorship will be extended to Sub-Saharan Africa;

9.1.35 the company is not in default of any material obligation in respect of the any of its contracts or other obligations and no cancellation or termination of any of such company's agreement has been threatened or intimated;

9.1.36 this sale transaction does not constitute a breach of any agreement to which the company and/or the seller is a party, provided the suspensive conditions contained in 4.1.1.1 and 4.1.1.3 are fulfilled;

9.1.37 the trading methods and style used by the company, including any designs, marks and the like applied in connection with its businesses or products, do not constitute an infringement of the rights of any other person;

9.1.38 from the signature date until the closing date the business will be conducted in the ordinary course;

9.1.39 the company –

9.1.39.1 has at all times accurately and timely filed its assessment/self-assessment and any other return relating to taxes;

9.1.39.2 has at all times completely, accurately and timely paid all taxes levied on and payable by it;

9.1.39.3 is not involved in any pending, or to the seller's knowledge, threatened disputes concerning taxes (whether before administrative bodies or the courts of law);

9.1.40 the company is not party to any transaction of which the main purpose is to avoid or delay tax payments or tax obligations that exist or has existed at any time, nor is the company subject to any tax shelter arrangements;

9.1.41 the company has and will have complied with all laws, statutes, bylaws, ordinances, regulations, orders and other measures having the force of law to the extent that such law is applicable to the conduct of its business or assets;

9.1.42 the company is not indebted nor owes any debt or funding obligation of whatsoever nature to any person other than the claims of the seller or such debt

incurred within the ordinary course of business and disclosed to the purchaser by means of the May Unaudited Financial Statements, prior to the signature date. Axcess Technology Corporation SA (Pty) Ltd does not have any claim of any nature whatsoever against the company;

9.1.43 the company is not and will not be liable, whether contingently or otherwise and whether as surety, co-principal debtor, guarantor or otherwise, for the liabilities of any third party, including any of its shareholders, or subsidiaries of its shareholders;

9.1.44 no person will be entitled to participate in or to receive a commission on the profits or dividends of the company, except as a shareholder thereof;

9.1.45 the company is not subject to any court order, writ of execution or arbitration award awarded against it;

9.1.46 no resolution will have been passed by the directors or members of the company which are not at present reflected in the minute books of the company, save for resolutions which are necessary to give effect to the provisions of this agreement or which are passed in the normal, ordinary and regular course of business;

9.1.47 the minute book of the company contains all resolutions passed by the directors and members of the company;

9.1.48 the seller has no and will have no claims on loan account or otherwise against the company, save for the claims;

9.1.49 the Funding Agreement has been duly concluded between the parties thereto and constitutes a valid and legally binding and enforceable agreement against the seller;

9.1.50 the seller is not in default of any of the warranties given by the seller to VenFin and the company, pursuant to the provisions of the Funding Agreement, as amended by the Funding Addendum Agreement;

9.1.51 generally, to the best of the seller's knowledge and belief, all facts and circumstances material to this agreement and to the purchaser's willingness to enter into this sale transaction have been duly and properly disclosed to the purchaser.

9.2 All the warranties given in terms of this agreement shall be deemed to be material, which induced the purchaser to conclude this agreement.

RB [signature]

9.3 Save as aforesaid, the purchaser shall be entitled to all the remedies available to it at law in respect of a breach of warranty.

9.4 Nothing contained in this agreement shall relieve the seller from its obligation to make those disclosures, which the seller is in law obliged to make but which are not recorded herein.

9.5 Each of the warranties is without prejudice to any other warranty and shall not be limited by any other clause of this agreement. For the avoidance of doubt, specific provisions shall not be applied or interpreted so as to diminish the scope or application of any general provision.

10 INDEMNITY

In addition to any liability which the seller may have to purchaser under 9 (or otherwise), the seller indemnifies and holds the purchaser harmless from and against any loss, damages, claims, actions, liabilities, costs or expenses of any nature whatsoever and howsoever incurred, which are suffered or sustained by the purchaser, pursuant to any breach of any of the warranties given by the seller in this agreement.

11 STAMP DUTY

The purchaser shall be responsible for the payment of any stamp duty that may be payable in respect of the transfer of the sale shares as envisaged in this agreement.

12 THE SOFTWARE

12.1 The seller hereby irrevocably and unconditionally warrants and agrees that:

12.1.1 the company is the owner of the CAX software and has paid all consideration due in respect of the CAX software before the signature date;

12.1.2 the company is not obliged in any form whatsoever to support, maintain, upgrade or otherwise enhance the CAX software for any third party;

12.1.3 the company has no obligation (contingent or otherwise, and arising from whatever source) to any third party arising from or in connection with its ownership and use of the CAX software;

12.1.4 the source code for the CAX software has been delivered to the company and the company is in possession thereof;

12.1.5 the company has acquired and has already paid for a perpetual licence to use the GAX software for the purposes of conducting its business (provided that the company shall not use the GAX software in any manner which will or is reasonably expected to have an adverse impact on the seller's intellectual property rights in the GAX software);

12.1.6 the seller has deposited the source code for the GAX software in escrow in South Africa and shall remain so deposited until the company agrees otherwise in writing;

12.1.7 the seller shall not grant any other person conducting business in Africa the right to use the GAX software, or permit the usage of the GAX software by such other person; and

12.1.8 the seller shall not be entitled to dispose of its ownership in the GAX software to a third party, unless such third party in writing agrees to afford the company continued undisturbed licensing rights as set out in this clause 12.

12.2 Insofar as the CAX software is concerned, the parties further record and agree that:

12.2.1 the company shall itself support and maintain the CAX software;

12.2.2 if the company requires any upgrades, enhancements or additions to the CAX software, the company may request the seller in writing to furnish the company with a written fee quotation for the upgrade or addition involved, and the company shall be entitled to reject or accept such quotation as it deems fit.

12.3 Insofar as the GAX software is concerned, the parties further record and agree that:

12.3.1 the company already owns a perpetual license to use the GAX software and no further consideration shall be payable in respect of such use;

12.3.2 further to 12.3.1 above, the seller is obliged, for so long as the GAX software exists in any form, for no consideration and in accordance with accepted industry standards, to: (1) perform standard maintenance, corrections, fixes and upgrades to the GAX software; and (2) to repair any bugs or defects discovered in the GAX software after the signature date. For the purposes of this clause 12.3.2, a service shall be "standard" if it is performed by the seller in the ordinary course of its business, or if it would otherwise reasonably be regarded by the industry as a standard service;

12.3.3 if the company requires any non-standard or specific upgrades or additions to the GAX software, the company may request the seller in writing to furnish the

company with a written fee quotation for the upgrade or addition involved, and the company shall be entitled to reject or accept such quotation as it deems fit;

12.3.4 the seller shall, for so long as the GAX software exists, render non-standard or specific maintenance and support services (in addition to the standard services to be performed for no consideration in terms of 12.3.2 above) for the GAX software in accordance with good industry practice, as and when and in the manner requested by the company in writing from time to time. The seller shall invoice the company for all non-standard or specific maintenance and support services rendered by it to the company at the company's written request in terms of this clause:

12.3.4.1 based on the actual amount of time spent to provide the service;

12.3.4.2 at a rate per hour of US $150-00 (one hundred and fifty US Dollar) for a junior developer and US $200 (two hundred US Dollar) per hour for a senior developer ("the hourly rates");

12.3.4.3 the hourly rates shall escalate annually in advance on each anniversary of the subscription date by the corresponding percentage increase in the Consumer Price Index for Urban Wage Earners published by the Bureau of Labor Statistics, the United States Department of Labor for the most recent annual period as at such anniversary date. The seller shall furnish to the company details (and reasonable proof if so requested by the company in writing) of any such escalation on each anniversary of the subscription date;

12.3.4.4 the maintenance and support fees incurred for non-standard or specific maintenance and support (if any) shall be invoiced to the company at the end of each month in which such services are rendered to the company, in a reasonably detailed statement setting out the nature of the work performed and the time spent by the relevant developer to perform the work;

12.3.4.5 the seller shall allocate a junior or senior developer to the relevant tasks based on the nature and complexity of the task;

12.3.4.6 the maintenance and support fees shall be paid to the seller in US Dollar within 21 (twenty one) days of receipt to the relevant invoice and statement;

12.3.4.7 if any dispute arises between the company and the seller in relation to the provisions of this clause 12.3.4, the purchaser and the seller shall use reasonable endeavours for a period of five business days to resolve the

dispute and to reach agreement on the manner in, and terms upon which, the relevant service will be performed by the seller;

12.3.4.8 if the purchaser and seller fail to reach consensus in terms of 12.3.4.7 above, the company shall have the irrevocable right and option (and the seller by its signature hereto irrevocably grants such right to the company), to maintain and support the GAX software itself and for its own purposes. If the company elects to enforce its rights in terms of this clause:

12.3.4.8.1 it shall deliver a written notice to that effect to the seller;

12.3.4.8.2 to the extent that the source code for the GAX software has not yet been deposited in an escrow facility in South Africa, the seller shall immediately deliver the source code to the company, and take all such further steps as may be reasonably required by the company to ensure that the company is placed in a position to maintain and support the GAX software by itself and for its own purposes;

12.3.4.8.3 once the company exercises its right to maintain and support the GAX software by itself and for its own purposes, the provisions of 12.2 above shall apply *mutatis mutandis* to the GAX software.

13 PUBLICITY

13.1 The parties agree not to disclose details of this agreement or any other matter in relation to this sale transaction (including confidential information relating to the business) to any third party (save to VenFin) at any time and further undertake not to make any public announcement relating to the matters contemplated herein without the prior written approval of the other party first being obtained (which approval shall not be unreasonably withheld), save if such disclosure or announcement is required in law.

13.2 A draft of any press or other public announcement to be made in accordance with the provisions of 13.1 shall be submitted to the purchaser and the seller for written approval before such announcement is made, which approval shall not be unreasonably delayed or withheld.

13.3 The provisions of this clause shall survive the failure or termination of this agreement for whatever reason.

14 MUTUAL SUPPORT

The parties undertake at all times to do all such things, perform all such actions and take all such steps as may be reasonably necessary for the fulfilment and closing of this agreement in accordance with its spirit and intent.

15 BREACH

In the event of any of the parties ("the defaulting party") committing a breach of any of the terms of this agreement and failing to remedy such breach within a period of 10 (ten) days after receipt of a written notice from another party ("the aggrieved party") calling upon the defaulting party so to remedy, then the aggrieved party shall be entitled, at its sole discretion and without prejudice to any of its other rights in law, either to claim specific performance of the terms of this agreement or to cancel this agreement forthwith and without further notice, claim and recover damages from the defaulting party.

16 NOTICES AND DOMICILIA

16.1 The parties choose as their *domicilia citandi et executandi* their respective addresses set out in this clause for all purposes arising out of or in connection with this agreement at which addresses all processes and notices arising out of or in connection with this agreement, its breach or termination may validly be served upon or delivered to the parties.

16.2 For purposes of this agreement the parties' respective addresses shall be -

16.2.1 **The seller** at: 224 Ponte Vedra Park Drive, Ponte Vedra Beach, Florida, 32082;

facsimile: 091 904 280 2180;

16.2.2 **The purchaser** at: 222 Witch Hazel Avenue, Highveld Techno Park, Centurion, 0046 [Attention: Mr MC du Toit];

facsimile: 012 665 5503

16.2.3 **The company** at: Ebden House, Belmont Park, Belmont Road, Rondebosch;

facsimile: 021 685 6055

or at such other address in the Republic of South Africa of which the party concerned may notify the others in writing provided that no street address mentioned in this sub-clause shall be changed to a post office box or *poste restante*.

16.3 Any notice given in terms of this agreement shall be in writing and shall -

16.3.1 if delivered by hand be deemed to have been duly received by the addressee on the date of delivery;

16.3.2 if posted by prepaid registered post be deemed to have been received by the addressee on the 8th (eighth) day following the date of such posting;

16.3.3 if transmitted by facsimile be deemed to have been received by the addressee on the day following the date of dispatch,

unless the contrary is proved.

16.4 Notwithstanding anything to the contrary contained or implied in this agreement, a written notice or communication actually received by one of the parties from another including by way of facsimile transmission shall be adequate written notice or communication to such party.

17 ARBITRATION

17.1 Should any dispute arise between the parties in connection with:

17.1.1 the formation or existence of;

17.1.2 the implementation of;

17.1.3 the interpretation or application of the provisions of;

17.1.4 the parties' respective rights and obligations in terms of or arising out of, or the breach or termination of;

17.1.5 the validity, enforceability, rectification, termination or cancellation, whether in whole or in part of;

17.1.6 any documents furnished by the parties pursuant to the provisions of this agreement or which relates in any way to any matter affecting the interests of the parties in terms of this agreement,

that dispute shall, unless resolved amongst the parties to the dispute, be referred to and be determined by arbitration in terms of this clause. This clause 17 shall not apply in respect of disputes for which a specific resolution procedure is prescribed elsewhere in this agreement.

17.2 Any party to this agreement may demand that a dispute be determined in terms of this clause by written notice given to the other party.

17.3 This clause shall not preclude any party from obtaining interim relief on an urgent basis from a court of competent jurisdiction pending the decision of the arbitrator.

17.4 The arbitration shall be held:

17.4.1 in Pretoria;

17.4.2 with only the legal and other representatives of the parties to the dispute present thereat;

17.4.3 *mutatis mutandis* in accordance with the provisions of the Supreme Court Act, No. 59 of 1959, the rules made in terms of that act and the practice of the division of the High Court;

17.4.4 otherwise in terms of the Arbitration Act, No 42 of 1965,

it being the intention that the arbitration shall be held and completed as soon as possible.

17.5 The arbitrator shall be, if the matter in dispute is principally:

17.5.1 a legal matter, a practising advocate or attorney of at least 15 (fifteen) years' standing;

17.5.2 an accounting matter, a practising chartered accountant of at least 15 (fifteen) years' standing;

17.5.3 any other matter, any independent competent person with expertise in the relevant field,

agreed upon between the parties to the dispute, failing which the arbitrator shall be appointed by the Arbitration Foundation of South Africa.

17.6 Should the parties to the dispute fail to agree whether the dispute is principally a legal, accounting or other matter within 7 (seven) days after the arbitration was demanded, the matter shall be deemed to be a legal matter.

17.7 The decision of the arbitrator shall be final and binding on the parties to the dispute and may be made an order of the court at the instance of any of the parties to the dispute.

17.8 The parties agree to keep the arbitration including the subject matter of the arbitration and the evidence heard during the arbitration confidential and not to disclose it to anyone.

17.9 The provisions of this clause constitute an irrevocable consent by the parties to any proceedings in terms hereof and no party shall be entitled to withdraw there from or claim at any such proceedings that it is not bound by such provisions.

18 CESSION AND ASSIGNMENT

No party shall be entitled to cede, assign or delegate any of its rights and/or obligations in terms of or arising from this agreement to any third party without the prior written consent of the other party first being had and obtained.

19 NEW LAWS AND INABILITY TO PERFORM

19.1 If any law comes into operation subsequent to the signature of this agreement, which law affects any aspect or matter or issue contained in this agreement, the parties undertake to enter into negotiations in good faith regarding a variation of this agreement in order to ensure that neither this agreement nor its implementation constitutes a contravention of such law.

19.2 If either party is prevented from performing any of its obligations in terms of this agreement as a result of any existing or new law or as a result of any event beyond its reasonable control whether or not foreseeable, including general power failures, breakdown of telecommunication networks or computers, political intervention, imposition of sanctions, riot or insurrection, it shall not be liable for any failure to perform its obligations under this agreement while such event persists and shall have the right (unless such event has or is likely to persist for a period not exceeding 30 (thirty) days) to terminate this agreement at any time after the intervention of or becoming aware of such event.

19.3 If this agreement is terminated by either party in accordance with the provisions of this clause 19, neither party shall have any claim or obligation in respect of any loss suffered or damages incurred as a result of such cancellation.

20 SEVERABILITY

Each and every provision of this agreement (excluding only those provisions which are essential at law for a valid and binding agreement to be constituted) shall be deemed to be separate and severable from the remaining provisions of this agreement. If any of the provisions of this agreement (excluding only those provisions which are essential at law for a valid and binding agreement to be constituted) is found by any court of competent jurisdiction to be invalid and/or unenforceable then, notwithstanding such invalidity and/or

unenforceability, the remaining provisions of this agreement shall be and remain of full force and effect.

21 INDEPENDENT ADVICE

Each of the parties to this agreement hereby acknowledges and agrees that –

21.1 it has been free to secure independent legal and other professional advice (including financial and taxation advice) as to the nature and effect of all of the provisions of this agreement and that it has either taken such independent advice or has dispensed with the necessity of doing so; and

21.2 all of the provisions of this agreement and the restrictions herein contained are fair and reasonable in all the circumstances and are in accordance with the party's intentions.

22 WHOLE AGREEMENT

This agreement constitutes the whole agreement between the parties as to the subject matter hereof and no agreements, representations or warranties between the parties regarding the subject matter hereof other than those set out herein are binding on the parties.

23 VARIATION

No addition to or variation, consensual cancellation or novation of this agreement and no waiver of any right arising from this agreement or its breach or termination shall be of any force or effect unless reduced to writing and signed by all the parties or their duly authorised representatives.

24 RELAXATION

No latitude, extension of time or other indulgence which may be given or allowed by any party to the other parties in respect of the performance of any obligation hereunder, and no delay or forbearance in the enforcement of any right of any party arising from this agreement, and no single or partial exercise of any right by any party under this agreement, shall in any circumstances be construed to be an implied consent or election by such party or operate as a waiver or a novation of or otherwise affect any of the party's rights in terms of or arising from this agreement or estop or preclude any such party from enforcing at any time and without notice, strict and punctual compliance with each and every provision or term hereof.

25 COSTS

Each party shall be responsible for its own costs arising from the negotiation, drafting and preparation of this agreement.

26 SIGNATURE

26.1 This agreement is signed by the parties on the dates and at the places indicated opposite their respective names.

26.2 This agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument.

26.3 The persons signing this agreement in a representative capacity warrant their authority to do so.

[signature]	31 August 06	Pretoria
Coin Security Group (Pty) Ltd	Date:	Place:
[signature]	August 24, 2006	Ponte Vedra, FL
Global Axcess Corp	Date:	Place:
[signature]	1 September 06	Rondebosch
Cash Axcess Corporation (Pty) Ltd	Date:	Place:

Appendix "A"

Copy of the May Unaudited Financial Statements

[to be attached]

Appendix "B"

Copy of Shareholders' Agreement of Company

[to be attached]

Appendix "C"

Copy of the Subscription, Funding, Subordination and Option Agreement

[to be attached]

Appendix "D"

Salaried Staff

Name	Salary	Travel	Medical	Gross	Deferred Compensation	13th Cheque